Exhibit 4.1

Execution Version

AIRCASTLE LIMITED,

as Parent,

AIRCASTLE (IRELAND) DESIGNATED ACTIVITY COMPANY,

as AIDAC,

AIRCASTLE ADVISOR LLC,

as a Guarantor

and

COMPUTERSHARE TRUST COMPANY, N.A.,

as Trustee

INDENTURE

Dated as of April 28, 2026

5.000% Senior Notes due 2031

TABLE OF CONTENTS1

[1]	This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

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ARTICLE TEN

COVENANTS

SECTION 1001.	PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST	64
SECTION 1002.	MAINTENANCE OF OFFICE OR AGENCY	64
SECTION 1003.	MONEY FOR NOTES PAYMENTS TO BE HELD IN TRUST	65
SECTION 1004.	CORPORATE EXISTENCE	66
SECTION 1005.	PAYMENT OF TAXES AND OTHER CLAIMS	66
SECTION 1006.	MAINTENANCE OF PROPERTIES	66
SECTION 1007.	INSURANCE	66
SECTION 1008.	STATEMENT BY OFFICERS AS TO DEFAULT	67
SECTION 1009.	REPORTS AND OTHER INFORMATION	67
SECTION 1010.	[RESERVED]	68
SECTION 1011.	[RESERVED]	68
SECTION 1012.	LIMITATION ON LIENS	68
SECTION 1013.	[RESERVED]	69
SECTION 1014.	[RESERVED]	69
SECTION 1015.	[RESERVED]	69
SECTION 1016.	CHANGE OF CONTROL	69
SECTION 1017.	[RESERVED]	71
SECTION 1018.	WAIVER OF CERTAIN COVENANTS	71
SECTION 1019.	[RESERVED]	71
SECTION 1020.	ADDITIONAL NOTE GUARANTEES	71
SECTION 1021.	ADDITIONAL AMOUNTS	72

ARTICLE ELEVEN

REDEMPTION OF NOTES

SECTION 1101.	RIGHT OF REDEMPTION	73
SECTION 1102.	REDEMPTION FOR TAXATION REASONS	74
SECTION 1103.	APPLICABILITY OF ARTICLE	74
SECTION 1104.	ELECTION TO REDEEM; NOTICE TO TRUSTEE	75
SECTION 1105.	SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED	75
SECTION 1106.	NOTICE OF REDEMPTION	75
SECTION 1107.	DEPOSIT OF REDEMPTION PRICE	76
SECTION 1108.	NOTES PAYABLE ON REDEMPTION DATE	76
SECTION 1109.	NOTES REDEEMED IN PART	77

ARTICLE TWELVE

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201.	ISSUERS’ OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE	77
SECTION 1202.	LEGAL DEFEASANCE AND DISCHARGE	77
SECTION 1203.	COVENANT DEFEASANCE	77
SECTION 1204.	CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE	78
SECTION 1205.	DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS	79
SECTION 1206.	REINSTATEMENT	80

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ARTICLE THIRTEEN

NOTE GUARANTEES

SECTION 1301.	GUARANTEE	80
SECTION 1302.	LIMITATION ON GUARANTOR LIABILITY	81
SECTION 1303.	RELEASE OF GUARANTOR	81

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EXHIBITS

EXHIBIT A – Form of Note

EXHIBIT B – Form of Certificate of Transfer

EXHIBIT C – Form of Certificate of Exchange

EXHIBIT D – Form of Certificate from Acquiring Institutional Investor

EXHIBIT E – Form of Incumbency Certificate

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INDENTURE, dated as of April 28, 2026 (this “Indenture”), among AIRCASTLE LIMITED, an exempted company incorporated under the laws of Bermuda (“Parent”), having its principal office at c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400, Stamford, CT 06901, Aircastle (Ireland) Designated Activity Company, a designated activity company incorporated in Ireland (“AIDAC” and, together with Parent, the “Issuers” and, each an “Issuer” or a “Co-Issuer”), having its registered address at 20 Kildare Street, Dublin 2, Ireland D02 T3V7, Aircastle Advisor LLC, a Delaware limited liability company (“AALLC”), having its principal office at 201 Tresser Boulevard, Suite 400, Stamford, CT 06901, as a Guarantor, and COMPUTERSHARE TRUST COMPANY, N.A., as trustee (in such capacity, the “Trustee”).

RECITALS OF THE ISSUERS

The Issuers have duly authorized the creation of an issue of 5.000% Senior Notes due 2031 (the “Notes”), and to provide therefor the Issuers have duly authorized the execution and delivery of this Indenture. As used herein, “Notes” shall include the Initial Notes and any Additional Notes that are issued pursuant to this Indenture.

All things necessary have been done to make the Notes, when executed by the Issuers and authenticated and delivered hereunder and duly issued by the Issuers, the valid and legally binding obligations of the Issuers and to make this Indenture a valid and legally binding agreement of the Issuers, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) [reserved];

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined);

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e) “or” is not exclusive;

(f) “including” means including without limitation;

(g) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(h) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral; and

(i) Indebtedness that is not guaranteed shall not be deemed to be subordinate or junior to Indebtedness that is guaranteed merely because of such guarantee.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Act,” when used with respect to any Holder, has the meaning specified in Section 104 of this Indenture.

“Additional Notes” has the meaning set forth in Section 313 of this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Note Registrar, co-registrar, Paying Agent or additional paying agent.

“AALLC” means the Person named as “AALLC” in the first paragraph of this Indenture.

“AIDAC” means the Person named as “AIDAC” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “AIDAC” shall mean such successor Person.

“AIDAC Successor Company” has the meaning set forth in Section 801.

“Aircraft Finance Subsidiary” means any Subsidiary that facilitates the acquisition, ownership, leasing or financing of aircraft or any parts relating to aircraft, including any securitization financing in connection therewith.

“Applicable Premium” has the meaning set forth in Section 1101(a).

“Applicable Premium Deficit” has the meaning set forth in Section 401(1).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Authenticating Agent” has the meaning specified in Section 612 of this Indenture.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law for the relief of debtors.

“Below Investment Grade Rating Event” means that at any time within 60 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) from the date of the public notice of a Change of Control or of Parent’s intention to effect a Change of Control, the rating on the Notes is lowered, and, as a result, the Notes are rated below an Investment Grade Rating, by (i) one Rating Agency if the Notes are rated by less than two Rating Agencies, (ii) both Rating Agencies if the Notes are rated by two Rating Agencies or (iii) at least a majority of such Rating Agencies if the Notes are rated by three or more Rating Agencies; provided, that a Below Investment Grade Rating Event shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Board of Directors” means, with respect to a Person, the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary, an Assistant Secretary or a Director of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and, if required by this Indenture, delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or the city in which the Trustee’s principal office is located are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock,

(2) in the case of an exempted company, association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3) in the case of a partnership or limited liability company, partnership, membership interests (whether general or limited) or shares in the capital of a company, and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP (for the avoidance of doubt, subject to the initial proviso in the term “Indebtedness”).

“Change of Control” means:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of Parent;

(2) (a) all or substantially all of the assets of Parent and its Subsidiaries (including AIDAC), taken as a whole, are sold or otherwise transferred to any Person other than a Wholly-Owned Subsidiary or one or more Permitted Holders or (b) Parent amalgamates, consolidates or merges with or into another Person or any Person consolidates, amalgamates or merges with or into Parent, in either case under this clause (2), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of Parent, immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock representing a majority of the total voting power of the Voting Stock of Parent, or the applicable surviving or transferee Person; provided that this clause shall not apply (i) in the case where immediately after the consummation of the transactions Permitted Holders beneficially own Voting Stock representing in the aggregate a majority of the total voting power of Parent, or the applicable surviving or transferee Person or (ii) to an amalgamation or a merger of Parent with or into (x) a corporation, limited liability company or partnership or (y) a wholly-owned subsidiary of a corporation, limited liability company or partnership that, in either case, immediately following the transaction or series of transactions, has no Person or group (other than Permitted Holders), which beneficially owns Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of such entity and, in the case of clause (y), the parent of such wholly-owned subsidiary guarantees the Issuers’ obligations under the Notes and this Indenture; or

(3) Parent shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the shareholders of Parent.

For purposes of this definition, if Parent becomes a direct or indirect Subsidiary of a holding company, such holding company shall not itself be considered a Person or group for purposes of clauses (1) and (2) above; provided that (a) such holding company beneficially owns, directly or indirectly, 100% of the Capital Stock of Parent and (b) upon completion of such transaction, no Person or group (other than one or more Permitted Holders) beneficially owns more than 50% of the voting power of the total outstanding voting stock of such holding company.

“Change of Control Offer” has the meaning specified in Section 1016 of this Indenture.

“Change of Control Payment” has the meaning specified in Section 1016 of this Indenture.

“Change of Control Payment Date” has the meaning specified in Section 1016 of this Indenture.

“Change of Control Triggering Event” means the occurrence of both (i) a Change of Control and (ii) a Below Investment Grade Rating Event.

“Clearstream” means Clearstream Banking, Société Anonyme, and its successors.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

“Company Request” or “Company Order” means a written request or order signed in the name of each of the Issuers by its respective Chairman (or in the case of AIDAC, any director (or alternate director)), its President, any Vice President or its Treasurer, and delivered to the Trustee.

“consolidated” or “Consolidated” means, with respect to any Person, such Person consolidated with its Subsidiaries.

“Consolidated Tangible Assets” at any date means the total assets of Parent and its Subsidiaries reported on the most recently prepared consolidated balance sheet of Parent filed with the Commission or delivered to the Trustee as of the end of a fiscal quarter, less all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets of Parent or any of its Subsidiaries or that otherwise would be considered intangible assets under generally accepted accounting principles, including, without limitation, franchises, patents and patent applications, trademarks, brand names, unamortized debt discount and goodwill. In calculating Consolidated Tangible Assets, pro forma adjustments for transactions consummated on or prior to or simultaneously with the calculation date shall be made as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Total Assets.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(A) for the purchase or payment of any such primary obligation, or

(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” means the designated corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Computershare Trust Company, N.A., 1505 Energy Park Drive, St. Paul, MN 55108 , Attn: Aircastle Limited Administrator, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“corporation” includes corporations, associations, companies and business trusts.

“Covenant Defeasance” has the meaning specified in Section 1203 of this Indenture.

“Custodian” means the Trustee, as custodian for DTC with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 307 of this Indenture.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 311 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means The Depository Trust Company (“DTC”), its nominees and their respective successors.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning specified in Section 501 of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Existing Notes” means (i) the Issuers’ previously issued (a) $500.0 million aggregate principal amount of 5.250% senior notes due 2030, (b) $500 million aggregate principal amount of 5.750% senior notes due 2031 and (c) $650.0 million aggregate principal amount of 5.000% senior notes due 2030 and (ii) Parent’s previously issued (a) $650 million aggregate principal amount of 4.250% senior notes due 2026, (b) $750 million aggregate principal amount of 2.850% senior notes due 2028, (c) $650 million aggregate principal amount of 6.500% senior notes due 2028 and (d) $650 million aggregate principal amount of 5.950% senior notes due 2029.

“Fitch” means Fitch, Inc.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date. At any time after the Issue Date, the Issuers may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP for purposes of calculations hereunder and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuers’ election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Issuers shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes. At any time after the Issue Date, the Issuers may elect to establish that GAAP shall mean GAAP as in effect on or prior to the date of such election; provided that any such election, once made, shall be irrevocable.

“Global Note Legend” means the legend set forth in Section 203 hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 201, 311(b)(3), 311(b)(4) or 311(d)(2) hereof.

“Government Securities” means securities that are:

(a) direct obligations of, or obligations guaranteed by, the United States of America for the timely payment of which its full faith and credit is pledged, or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantor” means any Person that executes a Note Guarantee in accordance with the provisions of this Indenture and its respective successors and assigns.

“Guarantor Successor Company” has the meaning set forth in Section 801.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means a holder of the Notes.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will initially be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“incur” means to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise. “incurrence” shall have the correlative thereto.

“Indebtedness” means, with respect to any Person,

(a) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof);

(3) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(4) representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person;

provided, however, that Contingent Obligations shall be deemed not to constitute Indebtedness; and obligations under or in respect of Receivables Facilities shall not be deemed to constitute Indebtedness; and the term “Indebtedness” shall not include (i) any lease, concession or license of property (or guarantee thereof) that would be considered an operating lease under GAAP as in effect on September 25, 2018 and (ii) any other liabilities that would thereafter be required to be treated as “Indebtedness” as a result of a change in GAAP; provided, further, however, that for the avoidance of doubt, Indebtedness of any Person at any time under a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Lien” has the meaning specified in Section 1012 of this Indenture.

“Initial Notes” means the first $650,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Initial Purchasers” means BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., MUFG Securities Americas Inc. and RBC Capital Markets, LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade Rating” means a rating equal to or higher than (i) Baa3 (or the equivalent) by Moody’s, (ii) BBB- (or the equivalent) by S&P and (iii) BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency substituted for Moody’s, S&P or Fitch.

“Issue Date” means April 28, 2026.

“Legal Defeasance” has the meaning specified in Section 1202 of this Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement and any lease in the nature thereof, any option or other agreement to sell or give a security interest; provided that (i) in no event shall an operating lease be deemed to constitute a Lien and (ii) the filing of a financing statement under the Uniform Commercial Code does not, in and of itself give rise to a Lien.

“Majority Owned JV” means a Subsidiary of Parent (other than a Wholly-Owned Subsidiary of Parent) that is formed (or otherwise operates) pursuant to a joint venture or similar agreement for a bona fide business purpose.

“Management Group” means at any time, the Chairman of the Board of Directors (or in the case of AIDAC, any director (including alternate directors)), any President, any Executive Vice President or Vice President, any Managing Director, any Treasurer and any Secretary or other executive officer of Parent or its Subsidiaries at such time.

“Maturity,” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Payment” means the amount the Issuers, any Guarantor or their paying agent pays a Holder after deducting or withholding by the applicable withholding agent of an amount for or on account of any present or future tax, assessment or other governmental charge imposed with respect to that payment by a taxing authority (including any withholding or deduction attributable to additional amounts payable hereunder).

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means a Guarantee by a Guarantor of the Issuers’ obligations with respect to the Notes.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 305.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum, dated April 23, 2026, relating to the Notes.

“Officer” means the Chairman of the Board of Directors (or in the case of AIDAC, any director (including alternate directors)), the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Chief Legal Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Assistant Treasurer, the Secretary, the Assistant Secretary, or any equivalent of the foregoing, of Parent or AIDAC, as applicable, or any Person duly authorized to act for or on behalf of Parent or AIDAC, as applicable.

“Officers’ Certificate” means a certificate signed (i) on behalf of Parent by two Officers of Parent, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Parent and (ii) on behalf of AIDAC by one Officer of AIDAC, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means, with respect to any Person, a written opinion reasonably acceptable to the Trustee from legal counsel. The counsel may be counsel for such Person, including an employee of such Person or any Subsidiary of such Person.

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than either Issuer) in trust or set aside and segregated in trust by the Issuers (if either Issuer shall act as the Issuers’ Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Notes, except to the extent provided in Sections 1202 and 1203, with respect to which the Issuers have effected Legal Defeasance and/or Covenant Defeasance as provided in Article Twelve; and

(iv) Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Issuers;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Issuers or any other obligor upon the Notes or any Affiliate of the Issuers or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Par Call Date” has the meaning specified in Section 1101 of this Indenture.

“Parent” means the Person named as “Parent” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Parent” shall mean such successor Person.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” means any Person (including either Issuer) authorized by the Issuers to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuers.

“Permitted Holders” means the collective reference to Marubeni Corporation, Mizuho Leasing Company, Limited, Marubeni Aviation Corporation, MM Air Limited, their respective Affiliates and the Management Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Jurisdiction” means any of the United States, any state thereof, the District of Columbia, or any territory thereof, Bermuda, the Cayman Islands, Switzerland, Ireland, Singapore, or the Marshall Islands.

“Permitted Liens” means, with respect to any Person:

(1) Liens existing on the Issue Date;

(2) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary of Parent; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Parent or any of its Subsidiaries;

(3) Liens on property at the time Parent or any of its Subsidiaries acquired the property, including any acquisition by means of an amalgamation or a merger or consolidation with or into Parent or any of its Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by Parent or any of its Subsidiaries;

(4) Liens securing Indebtedness or other obligations of a Subsidiary of Parent owing to Parent or another Subsidiary;

(5) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or similar obligations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(6) Liens in favor of the Issuers or any Guarantor;

(7) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (1), (2), (3), (4), (6) and (12); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (1), (2), (3), (4), (6) and (12) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (z) the new Lien has no greater priority and the holders of the Indebtedness secured by such Lien have no greater intercreditor rights relative to the Notes and Holders thereof than the original Liens and the related Indebtedness;

(8) other Liens securing obligations which obligations do not exceed 20.0% of Consolidated Tangible Assets at the time of incurrence and after giving effect to the incurrence of such obligations and the use of proceeds thereof, in each case in aggregate principal amount together with all other outstanding obligations secured by Liens incurred pursuant to this clause (8) subsequent to the Issue Date, including the Lien proposed to be incurred;

(9) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(10) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(11) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Parent or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Parent or any of its Subsidiaries in the ordinary course of business;

(12) Liens securing Indebtedness (including Capitalized Lease Obligations), including, without limitation, any predelivery payment financing, incurred by Parent or any of its Subsidiaries, relating to the purchase, lease, acquisition, improvement or modification of any property (real or personal) or equipment that is used or useful in a Similar Business (including any aircraft, engines, spare parts or similar assets), including in the form of financing from aircraft or engine manufacturers or their affiliates and whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that (i) the amount of such Indebtedness does not exceed the purchase price of such property or equipment and any improvements or modifications thereto, (ii) such Indebtedness is incurred not later than 180 days (or 18 months in the case of aircraft, engines, spare parts or similar assets and Capital Stock in any Aircraft Finance Subsidiary) after the date of such purchase, lease, acquisition, improvement or modification and (iii) the Liens extend only to the assets so purchased, leased, acquired, improved or modified (and any improvements or accessions thereto) and any Capital Stock of any related Aircraft Finance Subsidiary; and

(13) Liens on assets of a Majority Owned JV securing obligations of such Majority Owned JV.

For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Issuers may, in their sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Issuers may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.

“Person” means any individual, corporation, limited liability company, exempted company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Private Placement Legend” has the meaning specified in Section 203 of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means Fitch, Moody’s and S&P or if any of Fitch, Moody’s or S&P or all three shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Parent which shall be substituted for Fitch, Moody’s or S&P or all three, as the case may be.

“Receivables Facility” means one or more receivables financing facilities, as amended from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to Parent and its Subsidiaries pursuant to which Parent and/or any of its Subsidiaries sells its accounts receivable to a Person that is not a Subsidiary of Parent.

“Record Date” means either a Regular Record Date or a Special Record Date.

“Redemption Date” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” has the meaning specified in Section 301 of this Indenture.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes issued on a single date and sold in reliance on Rule 903 of Regulation S.

“Regulation S-X” means Regulation S-X under the Securities Act.

“Relevant Tax Jurisdiction” means Bermuda, Ireland or any other jurisdiction in which either Issuer or a Guarantor, or a successor of any of them, is organized, is resident or engaged in business for tax purposes or through which payments are made on or in connection with the Notes or the Note Guarantees.

“Responsible Officer,” when used with respect to the Trustee, means any vice president, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Revolving Credit Agreements” means (a) the seventh amended and restated credit agreement, dated as of February 8, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time), by among Parent, the several lenders from time to time party thereto and Citibank, N.A., in its capacity as agent for the lenders; (b) the third amendment and restatement agreement relating to a revolving credit facility, dated as of January 9, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time), by among Parent, the several lenders from time to time party thereto and The Bank of New York Mellon, Singapore Branch, as agent; (c) the third amended and restated credit agreement, dated as of January 30, 2026 (as amended, amended and restated, supplemented or otherwise modified from time to time), by and among Parent, the several lenders from time to time party thereto, and Mizuho Marubeni Leasing America Corporation, in its capacity as agent; and (d) the credit agreement, dated as of February 28, 2023 (as amended, amended and restated, supplemented or otherwise modified from time to time), by and among Parent, the several lenders from time to time party thereto, and Mizuho Bank, Ltd, in its capacity as agent.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by Parent and its Subsidiaries on the date of this Indenture or any business that is similar, reasonably related, incidental or ancillary thereto.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Notes as the fixed date on which the principal of such Notes or such installment of principal or interest is due and payable.

“Subordinated Indebtedness” means (a) with respect to the Issuers, any Indebtedness of such Issuer which is by its terms subordinated in right of payment (without regards as to security) to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Note Guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person,

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which:

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

Unless otherwise set forth in this Indenture or required by the context, references to “Subsidiary” refer to a Subsidiary of Parent.

“Successor Company” has the meaning specified in Section 801 of this Indenture.

“Successor Person” has the meaning specified in Section 802 of this Indenture.

“Total Assets” means the total assets of Parent and its Subsidiaries, as shown on the most recent balance sheet of Parent for which internal financial statements are available immediately preceding the date on which any calculation of Total Assets is being made, and giving pro forma effect to investments, acquisitions, dispositions, amalgamations, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by Parent or any Subsidiary subsequent to the date of such balance sheet and on or prior to or simultaneously with the applicable calculation date. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Parent.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuers in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuers after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuers shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par

Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Issuers shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuers shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuers shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C §§ 7aaa-7bbbb) as in effect on the Issue Date.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Vice President,” when used with respect to the Issuers or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

SECTION 102. Compliance Certificates and Opinions.

Upon any application or request by the Issuers to the Trustee to take any action under any provision of this Indenture, the Issuers shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of either Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of such Issuer stating that the information with respect to such factual matters is in the possession of such Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d) If the Issuers shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuers may, at their option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuers shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date. Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 105. Notices, Etc., to Trustee, the Issuers and Agent.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Issuers shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at Computershare Trust Company, N.A., 1505 Energy Park Drive, St. Paul, MN 55108, Attn: Corporate Trust Services – Aircastle Limited Administrator, or

(2) the Issuers by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Issuers addressed to it at the address of their principal office specified in the first paragraph, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Issuers.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed or delivered by PDF or other electronic transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

SECTION 106. Notice to Holders; Waiver.

Where this Indenture provides for notice of any event to Holders by the Issuers or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) in accordance with the procedures of DTC or if in writing and mailed or e-mailed, first-class postage prepaid or by overnight air courier guaranteeing next day delivery, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices given by publication shall be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108. Successors and Assigns.

All agreements of the Issuers in this Indenture and the Notes will bind their respective successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor, if any, in this Indenture will bind its successors.

SECTION 109. Separability Clause.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110. Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Notes Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111. Governing Law.

This Indenture, the Notes and any Note Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 112. [Reserved].

SECTION 113. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

SECTION 114. No Personal Liability of Directors, Officers, Employees and Shareholders.

No director, officer, employee, incorporator or shareholder of any Issuer or other Subsidiary of Parent shall have any liability for any obligations of the Issuers or Guarantors under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

SECTION 115. [Reserved].

SECTION 116. Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or other electronic transmission (i.e., a “pdf” or “tif”) (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes. This Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

SECTION 117. USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they will provide the Trustee and the Agents with such information as they may reasonably request in order to satisfy the requirements of the USA PATRIOT Act.

SECTION 118. Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 119. Consent to Jurisdiction.

Each Issuer and each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan. Each Issuer and each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Issuer and each Guarantor hereby appoints Aircastle Advisor LLC, at 201 Tresser Boulevard, Suite 400, Stamford, Connecticut 06901 (the “Authorized Agent”), as its authorized agent, upon whom process may be served in any suit or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any Federal or state courts in The City of New York. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon each Issuer and each Guarantor.

SECTION 120. Judgment Currency.

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase United States dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given. The obligation of the Issuers and the Guarantors with respect to any sum due from it to the Trustee and the Holders shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first (1st) Business Day following receipt by the Trustee or the Holders of any sum in such other currency, and only to the extent that the Trustee may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Trustee or the Holders, the Issuers and the Guarantors, jointly and severally, to the extent permitted by law, agree as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee and such Holders against such loss. If the United States dollars so purchased are greater than the sum originally due to the Trustee or the Holders, the Trustee and the Holders hereby agrees to pay to the Issuers and/or the Guarantors, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such person.

ARTICLE TWO

NOTE FORMS

SECTION 201. Forms Generally.

The Initial Notes shall be known and designated as “5.000% Senior Notes due 2031” of the Issuers. The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage; provided, that any such notations, legends or endorsements are in a form reasonably acceptable to the Issuers. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $150,000 and any integral multiple of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Any Definitive Notes shall be printed, lithographed, typewritten or engraved on steel-engraved borders or may be produced in any other manner, all as determined by two Officers on behalf of Parent and one Officer on behalf of AIDAC executing such Notes, as evidenced by their execution of such Notes.

Notes issued in global form will be substantially in the form of Exhibit A hereto, including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto. Notes issued in definitive form will be substantially in the form of Exhibit A hereto but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 311 hereof.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

SECTION 202. Form of Trustee’s Certificate of Authentication.

The Trustee shall, upon receipt of a Company Order, authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Company Orders, except as provided in Section 306 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Subject to Section 611, the Trustee’s certificate of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

This is one of the Notes referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

Dated:	By
Authorized Signatory

SECTION 203. Restrictive Legends.

Except as permitted by Section 204 below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend (the “Private Placement Legend”) on the face thereof in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO [IN THE CASE OF RULE 144A NOTES: THE EXPIRATION OF THE HOLDING PERIOD (WHICH SHALL RECOMMENCE UPON THE ISSUANCE OF ADDITIONAL NOTES THAT ARE TO BEAR THE SAME CUSIP NUMBERS) IMPOSED BY RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION)]/ [IN THE CASE OF REGULATION S NOTES: THE DATE THAT IS 40 DAYS FOLLOWING THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE CLOSING DATE] OTHER THAN (1) TO THE ISSUERS; (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY); (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY); (4) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE ISSUERS OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE ISSUERS AND THE TRUSTEE; (5) PURSUANT TO ANY EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF

APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE ISSUERS AND THE TRUSTEE SUCH CERTIFICATES, OPINIONS OF COUNSEL AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall also bear the following legend (the “Global Note Legend”) on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED, BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 311 OF THE INDENTURE.

SECTION 204. Unrestricted Global Notes.

Any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of Section 311 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

ARTICLE THREE

THE NOTES

SECTION 301. Title and Terms.

The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided, however, that any Additional Notes issued under this Indenture are issued in accordance with Section 303 hereof, as part of the same series as the Notes.

The Notes shall be known and designated as the “5.000% Senior Notes due 2031” of the Issuers. The Stated Maturity of the Notes shall be May 15, 2031, and the Notes shall bear interest at the rate of 5.000% per annum from April 28, 2026, or from the most recent Interest Payment Date to which interest has been paid or duly provided for on the Notes.

Interest on the Notes is payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 2026 and at the applicable Stated Maturity, until the principal of such Note is paid or duly provided for and to the Person in whose name such Note (or any Predecessor Note), is registered at the close of business on May 1 and November 1 immediately preceding such Interest Payment Date (each, a “Regular Record Date”).

The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the Note Register of Holders; provided that all payments of principal, premium, if any, and interest with respect to Notes represented by one or more Global Notes registered in the name of or held by the Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuers, the Issuers’ office or agency in New York shall be the office of the trustee maintained for such purpose.

Holders shall have the right to require the Issuers to purchase their Notes, in whole or in part, in the event of a Change in Control pursuant to Section 1016.

The Notes shall be redeemable as provided in Article Eleven.

The due and punctual payment of principal of, premium, if any, and interest on the Notes payable by the Issuers is irrevocably and unconditionally guaranteed, to the extent set forth herein, by each of the Guarantors.

SECTION 302. Denominations.

The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $150,000 and any integral multiple of $1,000 in excess thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of each Issuer by any two Officers on behalf of Parent and one Officer of behalf of AIDAC. The signature of any Officer on the Notes may be manual or facsimile signatures (including any electronic signature) of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures (including any electronic signature) of individuals who were at any time the proper officers of either Issuer shall bind such Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes. Such Company Order shall identify the Notes to be authenticated, the date on which the original issue of the Notes is to be authenticated, the number of separate Note certificates, the principal amount of such Notes to be authenticated, the registered holder of each of the said Notes, and delivery instructions.

On the Issue Date, the Issuers shall deliver the Initial Notes in the aggregate principal amount of $650,000,000 executed by the Issuers to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes. At any time and from time to time after the Issue Date, the Issuers may deliver Additional Notes executed by the Issuers to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes and certifying that the issuance of such Additional Notes is in compliance with Article Ten hereof and that all other conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Additional Notes; provided, however, that, notwithstanding anything to the contrary, no Opinion of Counsel will be required in connection with the authentication of the Initial Notes. In each case, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel of the Issuers that it may reasonably require in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case either Issuer, pursuant to Article Eight, shall be amalgamated, consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such amalgamation or consolidation, or surviving such merger, or into which such Issuer shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed a supplemental indenture hereto with the Trustee pursuant to Article Nine, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

SECTION 304. Temporary Notes.

In the event Definitive Notes are to be issued pursuant to the terms of this Indenture, pending the preparation of Definitive Notes, the Issuers may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuers will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuers designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 305. Registration, Paying Agent, Registration of Transfer and Exchange.

The Issuers shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided and as Paying Agent. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder; provided, that the Issuers shall maintain one or more Paying Agents in the Borough of Manhattan, City of New York. The Issuers shall notify the Trustee in writing of the name and address of any Agent not party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers may act as Paying Agent or Registrar.

The Issuers initially appoint DTC to act as Depositary with respect to the Global Notes.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 1002, the Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers or the Note Registrar) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Issuers and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Issuers may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 303, 304, 906, 1016 or 1109 not involving any transfer.

Neither the Registrar nor the Issuers shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Notes.

If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuers and the Trustee such security or indemnity as may be required by them to protect the Trustee, any Agent and the Issuers from any loss, then, in the absence of notice to the Issuers or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuers shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuers and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 307. Payment of Interest; Interest Rights Preserved.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuers maintained for such purpose pursuant to Section 1002; provided, however, that, subject to Section 301 hereof, each installment of interest may at the Issuers’ option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears in the Note Register or (ii) transfer to an account located in the United States maintained by the payee.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been paid to such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Issuers, at their election in each case, as provided in clause (1) or (2) below:

(1) The Issuers may elect to make payment of any Defaulted Interest on the Notes to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuers of such Special Record Date, and in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 308. Persons Deemed Owners.

Prior to the due presentment of a Note for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuers, the Trustee or any agent of the Issuers or the Trustee shall be affected by notice to the contrary.

SECTION 309. Cancellation.

All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder. All Notes so delivered shall be promptly cancelled by the Trustee. If the Issuers shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures. Evidence of the disposition of all cancelled Notes shall upon the written request of the Issuers be delivered to the Issuers.

SECTION 310. Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 311. Book-Entry and Transfer Provisions.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1) the Depositary (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary;

(2) the Issuers, at their option, notify the Trustee in writing that it elects to cause the issuance of the Definitive Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 304 and 306 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 312 or Sections 304 or 306 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 311(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 311(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. None of the Issuers, the Trustee, Paying Agent, or any agent of the Issuers shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Note Registrar to effect the transfers described in this Section 311(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 311(b)(1) above, the transferor of such beneficial interest must deliver to the Note Registrar either:

(A) both:

(x) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(y) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(x) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(y) instructions given by the Depositary to the Note Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (A) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 311(g) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 311(b)(2) above and:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver to the Note Registrar a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver to the Note Registrar a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 311(b)(2) above and:

(A) [Reserved];

(B) [Reserved];

(C) [Reserved];

(D) the Note Registrar receives the following:

(x) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(y) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Note Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of a Company Order in accordance with Section 202 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Note Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such beneficial interest is being transferred to Parent or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 311(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 311(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 311(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) [Reserved];

(B) [Reserved];

(C) [Reserved];

(D) the Note Registrar receives the following:

(x) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(y) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Note Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 311(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 311(g) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 311(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Note Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 311(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Note Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to Parent or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) [Reserved];

(B) [Reserved];

(C) [Reserved]

(D) the Note Registrar receives the following:

(x) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(y) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Note Registrar or the Issuers so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 311(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest in a Global Note is effected pursuant to subparagraphs (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of a Company Order in accordance with Section 202 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 311(e), the Note Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Note Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 311(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Note Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) [Reserved];

(B) [Reserved];

(C) [Reserved];

(D) the Note Registrar receives the following:

(x) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(y) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Note Registrar or the Issuers so request, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Note Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) [Reserved].

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 309 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 202 hereof or at the Note Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 304, 906, 1016 and 1109 hereof.

(3) The Note Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Note Registrar nor the Issuers will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes for redemption under Section 1105 hereof and ending at the close of business on the day of such mailing;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 202 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Note Registrar pursuant to this Section 311 to effect a registration of transfer or exchange may be submitted by facsimile or other electronic transmission.

(9) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine compliance as to form with the express requirements hereof.

(10) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(11) In connection with any proposed exchange of Global Notes for Definitive Notes, the Issuers or DTC shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the United States Internal Revenue Code of 1986, as amended (the “Code”). The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(12) For certain payments made pursuant to this Indenture, the Trustee may be required to make a “reportable payment” or “withholdable payment” and in such cases the Trustee shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4, 24 and 61 of the Code. The Trustee shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” All parties to this Indenture shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Trustee prior to closing, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect. The Trustee shall have the right to request from any party to this Indenture, or any other Person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Trustee to satisfy its reporting and withholding obligations under the Code. To the extent any such forms to be delivered under this Section 3.11 are not provided prior to or by the time the related payment is required to be made or are determined by the Trustee to be incomplete and/or inaccurate in any respect, the Trustee shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4, 24 or 61 of the Code, and shall have no obligation to gross up any such payment.

SECTION 312. CUSIP Numbers.

The Issuers in issuing the Notes may use “CUSIP,” “ISIN” or other numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP,” “ISIN” or other numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other numbers.

SECTION 313. Issuance of Additional Notes.

The Issuers may issue from time to time, without notice to or consent of the Holders, additional Notes having identical terms and conditions to the Initial Notes, other than with respect to the date of issuance and issue price and first payment of interest (the “Additional Notes”). The Initial Notes and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture. With respect to any Additional Notes, the Issuers shall set forth in an Officers’ Certificate pursuant to a resolution of the Board of Directors of each Issuer, copies of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(2) the issue price, the issue date and the CUSIP number of such Additional Notes.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request be discharged and will cease to be of further effect as to the Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(1) either

(a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(b) all such Notes not theretofore delivered to the Trustee for cancellation

(i) have become due and payable by reason of the making of a notice of redemption pursuant to Section 1106 or otherwise, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers, in the case of (i), (ii) or (iii) above, have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders (other than with respect to any amounts deposited by the Issuers in excess of the redemption price), cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and accrued interest to the Stated Maturity or the Redemption Date, as the case may be; provided, further, that with respect to any redemption pursuant to Section 1101(b), the amount deposited shall be sufficient to the extent that an amount is deposited with the Trustee equal to the amount calculated under Section 1101(b) as of the date of the notice of redemption, provided, further, that the Issuers shall deposit any deficit (any such amount, the “Applicable Premium Deficit”) with the Trustee on or prior to the Redemption Date and shall simultaneously deliver to the Trustee an Officers’ Certificate which shall set forth the Applicable Premium Deficit and confirm that such Applicable Premium Deficit shall be applied toward such redemption (any excess shall be promptly returned to the Issuers).

(2) no Default or Event of Default with respect to the Outstanding Notes (other than that resulting from borrowing funds to be applied to make such deposit or the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which a Co-Issuer is a party or by which a Co-Issuer is bound (other than an instrument to be terminated contemporaneously with or prior to the borrowing of funds to be applied to make such deposit and the granting of Liens in connection therewith);

(3) the Issuers have paid or caused to be paid all sums payable by it under this Indenture with respect to the Notes;

(4) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at the Stated Maturity or the Redemption Date, as the case may be; and

(5) the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee under Section 607, the obligations of the Issuers to any Authenticating Agent under Section 612 and, if money or Government Securities shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

SECTION 402. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money or Government Securities deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money or Government Securities has been deposited with the Trustee; but such money or Government Securities need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 401; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default.

“Event of Default,” wherever used herein, means one of the following events with respect to the Notes (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under this Indenture;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes issued under this Indenture;

(3) failure by the Issuers for 90 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the Notes then outstanding and issued under this Indenture to comply with any of its other agreements in this Indenture or the Notes; provided that such 90 day period shall be 120 days for any failure to comply with Section 1009;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Parent or any Significant Subsidiary or the payment of which is guaranteed by Parent or any Significant Subsidiary, other than Indebtedness owed to Parent or a Significant Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both

(A) such default either (x) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (y) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate to the greater of (i) $150.0 million and (ii) 2.0% of Total Assets or more at any one time outstanding;

(5) failure by Parent or any Significant Subsidiary to pay final, non-appealable judgments aggregating in excess of the greater of (i) $150.0 million and (ii) 2.0% of Total Assets, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

(6) any of the following events with respect to Parent or any Significant Subsidiary:

(A) Parent or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a custodian of it or for any substantial part of its property;

(iv) takes any comparable action under any foreign laws relating to insolvency; or

(B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against Parent or any Significant Subsidiary in an involuntary case;

(ii) appoints a custodian of Parent or any Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of Parent or any Significant Subsidiary;

and the order or decree remains undischarged, unstayed or unremedied and in effect for 60 consecutive days.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 501(6) above) with respect to the Notes occurs and is continuing, then and in every such case the Trustee or the Holders of at least 30% in principal amount of the Outstanding Notes issued under this Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee if given by Holders).

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 501(6) above occurs and is continuing, then the principal amount of all Outstanding Notes shall ipso facto become and be immediately due and payable without any notice, declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Notes by written notice to the Issuers and the Trustee, may rescind and annul such declaration and its consequences except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder. No such rescission shall affect any subsequent default or impair any right consequent thereon.

Notwithstanding the preceding paragraph, in the event of any Event of Default specified in Section 501(4) above with respect to the Notes, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of the acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose,

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged,

(2) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(3) if the default that is the basis for such Event of Default has been cured.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuers covenant, jointly and severally, that if an Event of Default specified in Section 501(1) or 501(2) hereof occurs and is continuing with respect to the Notes, the Issuers will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuers fail to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuers or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers or any other obligor upon such Notes, wherever situated.

If an Event of Default occurs and is continuing with respect to the Notes, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture and the Note Guarantees by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuers or any other obligor, upon the Notes or the property of the Issuers or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (in its capacity as Trustee, Paying Agent and/or Note Registrar, as applicable) under this Indenture;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Issuers or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

SECTION 507. Limitation on Suits.

No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2) the Holders of not less than 30% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Note Guarantees to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or the Note Guarantees, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 508. Unconditional Right of Holders To Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 307) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Note Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

SECTION 513. Waiver of Past Defaults.

Subject to Sections 502, 508 and 902, the Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all such Notes waive any past Default hereunder and its consequences, except a continuing Default or Event of Default (1) in respect of the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder, or (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 514. Waiver of Stay or Extension Laws.

Each of the Issuers and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuers and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Duties of the Trustee.

(a) Except during the continuance of a Default or an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

(b) In case a Default or an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice of such Default or Event of Default shall have been given to the Trustee by the Issuers, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602. Notice of Defaults.

Within thirty days after the earlier of receipt from the Issuers of notice of the occurrence of any Default or Event of Default hereunder or the date when such Default or Event of Default becomes known to the Trustee, the Trustee shall transmit notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long it in good faith determine that the withholding of such notice is in the interest of the Holders.

SECTION 603. Certain Rights of Trustee.

(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original, facsimile form or via other electronic transmission) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4) the Trustee may consult with counsel of its own selection and the written or verbal advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the expense of the Issuers and shall incur no liability of any kind by reason of such inquiry or investigation;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(10) the Trustee may request that the Issuers each deliver an incumbency certificate substantially in the Form of Exhibit E hereto setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which incumbency certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(11) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(12) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a Default or Event of Default at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

SECTION 604. Trustee Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a “Statement of Eligibility” on Form T-1 supplied to the Issuers are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Issuers of Notes or the proceeds thereof.

SECTION 605. May Hold Notes.

The Trustee, any Paying Agent, any Note Registrar or any other agent of the Issuers or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent; provided, however, that, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

SECTION 606. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuers.

SECTION 607. Compensation and Reimbursement.

The Issuers agree:

(1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuers and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct, as adjudicated by a court of competent jurisdiction; and

(3) to indemnify the Trustee and its officers, directors, agents and employees and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than the taxes based on the income of the Trustee) and (including reasonable attorneys’ fees and expenses and court costs) incurred without negligence or willful misconduct, as adjudicated by a court of competent jurisdiction, on its part, arising out of or in connection with the acceptance or administration of this trust, (a) any action, claim or suit brought to enforce the Trustee’s right to indemnification or (b) including the costs and expenses of defending itself against any claim regardless of whether the claim is asserted by the Issuers, a Holder or any other Person or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers of their obligations hereunder. The Issuers will defend the claim and the Trustee will cooperate in the defense. The Trustee shall have the right to employ separate counsel at the expense of the Issuers if in the judgment of the Trustee (i) a conflict of interest exists by reason of common representation, (ii) there are legal defenses available to the Trustee that are different from or in addition to those available to the Issuers or (iii) if all parties commonly represented do not agree to the action (or inaction) of counsel. The Issuers need not pay for any settlement made without its consent, which consent will not be unreasonably withheld. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence, as adjudicated by a court of competent jurisdiction.

The obligations of the Issuers under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. As security for the performance of such obligations of the Issuers, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture, the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

SECTION 608. Corporate Trustee Required; Eligibility.

There shall be at all times a Trustee hereunder which shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 609. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.

(b) The Trustee may resign at any time by giving written notice thereof to the Issuers. Upon receiving such notice of resignation, the Issuers shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of Outstanding Notes, delivered to the Trustee and to the Issuers. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If at any time:

(1) [reserved];

(2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuers, by a Board Resolution, may remove the Trustee, or (ii) any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuers shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuers. If no successor Trustee shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner hereinafter provided, the Trustee or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuers shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 610. Acceptance of Appointment by Successor.

(a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. The retiring Trustee shall have no responsibility or liability for the action or inaction of any successor Trustee.

(b) Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) of this Section.

(c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 611. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 612. Appointment of Authenticating Agent.

At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuers. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuers and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuers. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuers. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuers and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuers agree to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Issuers and such Authenticating Agent.

If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	[ ], as Authenticating Agent

By:
as Authorized Signatory

SECTION 613. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of any present or future law or regulation or governmental authority, (ii) any act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) accidents, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) loss or malfunction of utility or computer software or hardware, (xiv) communications system failure, (xv) malware or ransomware or hacking, cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access; (xvi) unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or (xvii) unavailability of any securities clearing system, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY TRUSTEE AND THE ISSUERS

SECTION 701. The Issuers To Furnish Trustee Names and Addresses.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

SECTION 702. Disclosure of Names and Addresses of Holders.

Every Holder, by receiving and holding the same, agrees with the Issuers and the Trustee that none of the Issuers or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders, regardless of the source from which such information was derived.

SECTION 703. [Reserved].

ARTICLE EIGHT

AMALGAMATION, MERGER, CONSOLIDATION OR

SALE OF ALL OR SUBSTANTIALLY ALL ASSETS

SECTION 801. Issuers and any Guarantor May Consolidate, Etc., Only on Certain Terms.

(a) Parent may not consolidate, amalgamate or merge with or into or wind up into (whether or not Parent is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1) Parent is the surviving corporation or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than Parent) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of a Permitted Jurisdiction (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than Parent, expressly assumes all the obligations of Parent under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with this Indenture and, if a supplemental indenture is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Indenture.

The Successor Company shall succeed to, and be substituted for Parent under this Indenture and the Notes. Notwithstanding the foregoing clause (3),

(i) any Subsidiary (including AIDAC) of Parent may consolidate with, amalgamate or merge into or transfer all or part of its properties and assets to Parent; and

(ii) Parent may amalgamate or merge with an Affiliate incorporated solely for the purpose of reincorporating Parent in any Permitted Jurisdiction.

For purposes of this Section 801, the leasing of aircraft, engines, spare parts or similar assets in the ordinary course of business shall not be considered the leasing of “all or substantially all” of the properties or assets of Parent.

(b) AIDAC may not consolidate, amalgamate or merge with or into or wind up into (whether or not AIDAC is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1) AIDAC is the surviving corporation or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than AIDAC) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of a Permitted Jurisdiction (such Person, as the case may be, being herein called the “AIDAC Successor Company”);

(2) the AIDAC Successor Company, if other than AIDAC, expressly assumes all the obligations of AIDAC under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indentures, if any, comply with this Indenture and, if a supplemental indenture is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Indenture.

The AIDAC Successor Company shall succeed to, and be substituted for AIDAC under this Indenture and the Notes. Notwithstanding the foregoing clause (3),

(i) any Subsidiary of Parent may consolidate with, amalgamate or merge into AIDAC; and

(ii) AIDAC may amalgamate or merge with an Affiliate incorporated solely for the purpose of reincorporating AIDAC in any Permitted Jurisdiction.

(c) A Guarantor may not consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person, another Person other than an Issuer or another Guarantor, if any), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person, other than an Issuer or another Guarantor, unless:

(1) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than an Issuer, such Guarantor or another Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition (such Person, as the case may be, being herein called the “Guarantor Successor Company”) expressly assumes all the obligations of such Guarantor under this Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(2) immediately after such transaction, no Default or Event of Default exists; and

(3) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation or merger and such supplemental indentures, if any, comply with this Indenture and, if a supplemental indenture is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Indenture.

The Guarantor Successor Company will succeed to, and be substituted for such Guarantor under this Indenture and the Notes.

SECTION 802. Successor Substituted.

Upon any consolidation, amalgamation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of Parent in accordance with Sections 801 hereof, the successor Person formed by such consolidation or into which Parent, as the case may be, is amalgamated or merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, Parent under this Indenture and/or the Note Guarantees, as the case may be, with the same effect as if such successor Person had been named as Parent herein and/or the Note Guarantees, as the case may be. When a successor Person assumes all obligations of its predecessor hereunder, the Notes, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Note Guarantees, as the case may be.

Upon any consolidation, amalgamation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of AIDAC in accordance with Sections 801 hereof, the successor Person formed by such consolidation or into which AIDAC, as the case may be, is amalgamated or merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, AIDAC under this Indenture and/or the Note Guarantees, as the case may be, with the same effect as if such successor Person had been named as AIDAC herein and/or the Note Guarantees, as the case may be. When a successor Person assumes all obligations of its predecessor hereunder, the Notes, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Note Guarantees, as the case may be.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Amendments or Supplements Without Consent of Holders.

Without the consent of any Holders of Notes, the Issuers and the Trustee, at any time and from time to time, may amend or supplement this Indenture or the Notes for any of the following purposes:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with Article Eight hereof;

(4) to provide for the assumption of the Issuers’ obligations to Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the rights under this Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred in this Indenture upon the Issuers;

(7) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, if required;

(8) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements of Sections 609 and 610;

(9) (a) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable or (b) to make any change to the provisions of this Indenture relating to the transfer and legending of Notes, including to facilitate the issuance and administration of the Notes or comply with the procedures of any securities depositary (provided, that compliance with this Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any applicable securities laws);

(10) to add or release guarantees of the Notes under this Indenture in accordance with the terms of this Indenture; or

(11) to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes as evidenced in an Officers’ Certificate.

SECTION 902. Amendments, Supplements or Waivers with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of such Holders delivered to the Issuers and the Trustee, the Issuers and the Trustee may amend or supplement this Indenture, any Note Guarantee or the Notes for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions or of modifying in any manner the rights of the Holders hereunder or thereunder and any existing Default, Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, other than Notes beneficially owned by the Issuers or their Affiliates (including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for Notes); provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby:

(1) reduce the principal amount of Notes,

(2) reduce the principal of or change the Maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes (other than Section 1016),

(3) reduce the rate of or change the time for payment of interest on any Note,

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes issued under this Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture which cannot be amended or modified without the consent of all Holders,

(5) make any Note payable in money other than that stated in the Notes,

(6) make any change in Section 513 or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes,

(7) (a) make any change in these amendment and waiver provisions, (b) impair the contractual right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or (c) institute suit for the enforcement of any payment on or with respect to such Holder’s Notes on or after the due dates therefor, or

(8) make any change to or modify the ranking of the Notes that would adversely affect the Holders.

It is not necessary for the consent of the Holders under this Section 902 to approve the particular form of any proposed amendment, but it is sufficient if such consent approves the substance thereof.

SECTION 903. Execution of Amendments, Supplements or Waivers.

In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid, binding and enforceable obligations of the parties (other than the Trustee) signing such amendment. The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Amendments, Supplements or Waivers.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such amendment, supplement or waiver shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. [Reserved].

SECTION 906. Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuers shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuers, to any such supplemental indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Notes. Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

SECTION 907. Notice of Supplemental Indentures.

Promptly after the execution by the Issuers and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Issuers shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, briefly setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

SECTION 908. Payment for Consent.

Neither the Issuers nor any Affiliate of the Issuers shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium, if Any, and Interest.

The Issuers covenant and agree, jointly and severally, for the benefit of the Holders that they will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of such Notes and this Indenture.

SECTION 1002. Maintenance of Office or Agency.

The Issuers will maintain in the continental United States, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The designated office of the Trustee shall be such office or agency of the Issuers, unless the Issuers shall designate and maintain some other office or agency for one or more of such purposes. The Issuers will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuers hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Continental United States for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 1003. Money for Notes Payments To Be Held in Trust.

If Parent or a Wholly-Owned Subsidiary of Parent shall at any time act as the Issuers’ Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuers shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuers will promptly notify the Trustee of such action or any failure so to act.

The Issuers will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Issuers (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuers on Company Request, or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as Trustee thereof, shall thereupon cease.

SECTION 1004. Corporate Existence.

Subject to Article Eight, Parent will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Subsidiary and the corporate rights (charter and statutory) and franchises of Parent and each Subsidiary; provided, however, that Parent shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of Parent and its Subsidiaries as a whole.

SECTION 1005. Payment of Taxes and Other Claims.

The Issuers will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon Parent or any Subsidiary or upon the income, profits or property of Parent or any Subsidiary and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of Parent or any Subsidiary; provided, however, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of each Issuer) are being maintained in accordance with GAAP.

SECTION 1006. Maintenance of Properties.

The Issuers will cause all properties owned by Parent or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Issuers from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Issuers, desirable in the conduct of its business or the business of any Subsidiary.

SECTION 1007. Insurance.

(a) Parent will at all times keep all of its and its Subsidiaries’ properties which are of an insurable nature insured with insurers, believed by Parent to be responsible (including, to the extent consistent with past practice, self-insurance), against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

(b) In connection with the covenants set forth in this Section 1007, it is understood and agreed that:

(i) none of the Trustee nor its respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 1007, it being understood that (A) Parent shall look solely to its insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Trustee, or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then Parent hereby agrees, to the extent permitted by law, to waive, its right of recovery, if any, against the Trustee and the Holder and its agents and employees; and

(ii) the designation of any form, type or amount of insurance coverage by the Trustee under this Section 1007 shall in no event be deemed a representation, warranty or advice by the Trustee that such insurance is adequate for the purposes of the business of Parent or the protection of its properties.

SECTION 1008. Statement by Officers as to Default.

(a) Parent will deliver to the Trustee within 120 days after the end of each fiscal year, an Officers’ Certificate signed by the principal executive officer, the principal financial officer or principal accounting officer stating that a review of the activities of Parent and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, Parent during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officers’ Certificate shall also notify the Trustee should Parent elect to change the manner in which it fixes its fiscal year-end. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b) (i) When any Default or Event of Default has occurred and is continuing under this Indenture, or (ii) if the trustee for or the holder of any other evidence of Indebtedness of Parent or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $50,000,000), the Issuers shall deliver to the Trustee by registered or certified mail or overnight delivery or PDF or other electronic transmission an Officers’ Certificate specifying such event, notice or other action within 10 Business Days of any Officer becoming aware of the foregoing.

SECTION 1009. Reports and Other Information.

Parent shall deliver to the Trustee and Holders (and make available to prospective purchasers of the Notes) the following reports and information:

(i) within 120 days after the end of each fiscal year, annual audited financial statements for such fiscal year, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the periods presented prepared in accordance with GAAP and a report on the annual financial statements by Parent’s independent registered accounting firm;

(ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited financial statements (including footnotes) for the interim period as of, and for the period ending on, the end of such quarter, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the periods presented prepared in accordance with GAAP; and

(iii) promptly after the occurrence of any material acquisition, disposition or restructuring of Parent and any Significant Subsidiaries, taken as a whole, or any senior executive officer changes at Parent or change in auditors of Parent or any other material event that Parent announces publicly, a report containing a description of such event;

provided that none of such reports will be required to (i) comply with Section 302, 404 and 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the Commission, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (ii) contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulation S-K, (iii) contain the separate financial information contemplated by Rules 3-09, 3-10, 3-16 (to the extent in effect), 13-01 or 13-02 of Regulation S-X promulgated by the Commission or include any exhibits or certifications required by Form 10-K or Form 10-Q (or any successor forms) or related rules under Regulation S-K, (iv) present compensation or beneficial ownership information, and (v) provide financial statements in interactive data format using the eXtensible Business Reporting Language.

Parent shall be deemed to have furnished such information referred to in this Section 1009 to the Trustee and the Holders of Notes if Parent has filed or furnished such information in reports filed with the Commission and such reports are publicly available on the Commission’s website, provided, however, that the Trustee shall have no obligation whatsoever to determine if such filing has occurred.

Parent may also satisfy such obligations by posting such information on Parent’s website or on a site maintained by Parent or a third party (which may be password protected). The Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been so filed, furnished or posted, as applicable.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Parent’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

To the extent any information is not provided within the time periods specified in this covenant and such information is subsequently provided, the Issuers will be deemed to have satisfied their obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

SECTION 1010. [Reserved].

SECTION 1011. [Reserved].

SECTION 1012. Limitation on Liens.

Parent shall not create, incur, assume or otherwise cause or suffer to exist or become effective any Lien that secures obligations under any Indebtedness for borrowed money or any Capitalized Lease Obligations of Parent or any of its Subsidiaries (the “Initial Lien”) of any kind upon any of its property or assets, now owned or hereafter acquired, except any Initial Lien if (i) the Notes are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Indebtedness) the obligations secured by such Initial Lien or (ii) such Initial Lien is a Permitted Lien.

Any Lien created for the benefit of the Holders pursuant to clause (i) of the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged without any action by the Trustee or any Holder upon the release and discharge of the Initial Lien.

SECTION 1013. [Reserved].

SECTION 1014. [Reserved].

SECTION 1015. [Reserved].

SECTION 1016. Change of Control.

(a) If a Change of Control Triggering Event occurs, the Issuers shall make an offer to repurchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the repurchase date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control Triggering Event, the Issuers shall send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the Note Register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1) a Change of Control Offer is being made pursuant to this Section 1016 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2) the repurchase price and the repurchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

(5) Holders electing to have any Notes repurchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to repurchase such Notes, provided that the Paying Agent receives, not later than the close of business on the last day of the Change of Control Offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for repurchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes repurchased;

(7) if such notice is mailed prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event; and

(8) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $150,000 in principal amount or an integral multiple of $1,000 in excess thereof.

(b) While the Notes are in global form and the Issuers make an offer to repurchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the repurchase of the Notes through the facilities of Depositary, Euroclear and Clearstream, subject to their rules and regulations.

(c) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any other Person making a Change of Control Offer in lieu of the Issuers as described below, repurchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuers shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such repurchase pursuant to Section 1016(a) hereof, to redeem all Notes that remain Outstanding following such repurchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to, but not including, the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(d) The Issuers shall not be required to make a Change of Control Offer following a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and repurchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given (including pursuant to a satisfaction and discharge) pursuant to this Indenture as described under Section 1101, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control.

(e) The Issuers shall comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(f) On the Change of Control Payment Date, the Issuers shall, to the extent permitted by law,

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and repurchased by the Issuers.

(g) The Paying Agent shall promptly mail to each Holder the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $150,000 or an integral multiple of $1,000 in excess thereof. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 1017. [Reserved].

SECTION 1018. Waiver of Certain Covenants.

Parent and its Subsidiaries may omit in any particular instance to comply with any term, provision or condition set forth in or Sections 1004 through 1008, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuers and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1019. [Reserved].

SECTION 1020. Additional Note Guarantees.

If the Issuers elect for one or more of Parent’s Subsidiaries (other than AIDAC as a Co-Issuer of the Notes) to guarantee the Notes, the Issuers and such Subsidiary of Parent will:

(a) execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall guarantee all of the Issuers’ obligations under the Notes and this Indenture and other terms contained in the applicable supplemental indenture and subject to the conditions contained in such supplemental indenture;

(b) deliver to the Trustee an Officers’ Certificate that all conditions precedent to the execution of such indenture have been complied with; and

(c) an Opinion of Counsel complying with Section 1301 of this Indenture.

Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture until such Note Guarantee is released in accordance with the provisions of this Indenture. Any future Note Guarantee may include additional provisions that a Guarantor of such Note Guarantee shall be deemed automatically and unconditionally cancelled, released and discharged of any obligations under its Note Guarantee under certain circumstances, as evidenced by a supplemental indenture, written instrument or confirmation executed by the Trustee, upon request.

Each existing Note Guarantee is, and any future Note Guarantee will be, limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Note Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 1021. Additional Amounts. If the Issuers (or a Guarantor) or other applicable withholding agent is required by law to deduct or withhold taxes imposed by Bermuda, Ireland or another Relevant Tax Jurisdiction on payments to Holders, it will pay to any Holder so entitled all additional amounts that may be necessary so that every Net Payment of interest, principal, premium or other amount received by the beneficial owner on that Note or the Note Guarantee will not be less than the amount provided for in that Note or the Note Guarantee.

(a) The Issuers (and the Guarantors) will also indemnify and reimburse Holders for:

(1) Taxes (including any interest, penalties and related expenses) imposed on the Holders (or if a Holder is not the beneficial owner, the beneficial owner) by a Relevant Tax Jurisdiction if and to the same extent that a Holder would have been entitled to receive additional amounts if the Issuers (or a Guarantor) or other applicable withholding agent had been required to deduct or withhold those taxes from payments on the Notes or the Note Guarantees; and

(2) Stamp, court, issue, registration, documentary or similar taxes or charges (including any interest, penalties and related expenses) imposed by a Relevant Tax Jurisdiction in connection with the execution, delivery, enforcement or registration of the Notes or the Note Guarantees or other related documents and obligations.

(b) The Issuers (or a Guarantor) will not pay additional amounts to any Holder for or on account of any of the following:

(1) Any tax, assessment or other governmental charge imposed solely because at any time there is or was a connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of or possessor of power over the relevant Holder if the Holder is an estate, nominee, trust, partnership, limited liability company, or corporation) and the Relevant Tax Jurisdiction imposing the tax (other than any connection arising as a result of receipt of a payment or the acquisition, ownership, disposition or holding of, or enforcement of rights under, a Note or the Note Guarantees);

(2) Any estate, inheritance, gift or any similar tax, assessment or other governmental charge;

(3) Any tax, assessment or other governmental charge imposed solely because such Holder (or if such Holder is not the beneficial owner, the beneficial owner) fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the taxing jurisdiction of such Holder or any beneficial owner of the Note or the Note Guarantees, if compliance is required by law or by an applicable income tax treaty to which the jurisdiction imposing the tax is a party, as a precondition to an exemption from the tax, assessment or other governmental charge for which such Holder is eligible and the Issuers (or a Guarantor) have given the Holders at least 60 days’ written notice that Holders will be required to provide such information and identification; and

(4) Any tax, assessment or other governmental charge with respect to a Note or a Note Guarantee presented for payment more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that such Holder of the Note would have been entitled to additional amounts on presenting the Note for payment on any date during the 30-day period.

ARTICLE ELEVEN

REDEMPTION OF NOTES

SECTION 1101. Right of Redemption.

(a) Prior to April 15, 2031 (one month prior to the Stated Maturity) (the “Par Call Date”), the Issuers may redeem the Notes at their option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to, but not including, the Redemption Date (the “Applicable Premium”), and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(b) On or after the Par Call Date, the Issuers may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the aggregate principal amount of the Notes being redeemed plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date.

(c) The Issuers’ actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

(d) Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with DTC’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder to be redeemed.

(e) In the case of a partial redemption, selection of the Notes for redemption will be made by pro rata pass-through distribution of principal, by lot or such similar method in accordance with the procedures of DTC. No Notes of a principal amount of $150,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depository), the redemption of the Notes shall be done in accordance with the policies and procedures of DTC.

(f) Unless the Issuers default in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

(g) Any notice of redemption may, at the Issuers’ option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of any debt or equity financing, acquisition or other corporate transaction. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ sole discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. In addition, the Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person (it being understood that any such provision for payment by another Person will not relieve the Issuers and the Guarantors from their obligations with respect to such redemption).

(h) The Issuers shall provide at least two Business Days’ prior written notice to the Trustee prior to the Redemption Date (or such lesser period as the Trustee may agree to) if any such redemption is being rescinded or delayed, and upon receipt, the Trustee shall promptly provide such notice to each Holder of the Notes in the manner provided for in Section 106.

(i) In addition to the Issuers’ rights to redeem the Notes as set forth in subclauses (a) through (h) above the Issuers may at any time purchase Notes in open market transactions, tender offers, privately negotiated transactions or otherwise.

(j) Notwithstanding anything to the contrary herein (including in Section 1105 hereof), the provisions of this Section 1101 will apply to any redemption effected pursuant to this Section 1101.

SECTION 1102. Redemption for Taxation Reasons.

The Issuers will be entitled, at their option, to redeem the Notes in whole if at any time it becomes obligated to pay additional amounts on the Notes on the next Interest Payment Date with respect to the Notes, but only if the obligation results from a change in, or an amendment to, the laws or treaties (including any regulations or official rulings promulgated thereunder) of a Relevant Tax Jurisdiction (or a political subdivision or taxing authority thereof or therein), or from a change in any official position regarding the interpretation, administration or application of those laws, treaties, regulations or official rulings (including a change resulting from a holding, judgment or order by a court of competent jurisdiction), that becomes effective and is announced after the Issue Date (or, if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the Issue Date, such later date) and provided the Issuers cannot avoid the obligation after taking reasonable measures to do so. If the Issuers redeem the Notes in these circumstances, it will do so at a Redemption Price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, and any other amounts due to, but excluding, the Redemption Date.

If the Issuers become entitled to redeem the Notes in these circumstances, it may do so at any time on a Redemption Date of its choice. However, the Issuers must give the Holders of Notes being redeemed notice of the redemption not less than 10 days or more than 60 days before the Redemption Date and not more than 90 days before the next date on which they would be obligated to pay additional amounts. In addition, the Issuers’ obligation to pay additional amounts must remain in effect when they give the notice of redemption. Notice of the Issuers’ intent to redeem the Notes shall not be effective until such time they deliver to the Trustee an Officers’ Certificate stating that the obligation to pay additional amounts cannot be avoided by taking reasonable measures and an opinion of independent legal counsel or an independent auditor stating that the Issuers are obligated to pay additional amounts because of an amendment to or change in law, treaties or position as described in the preceding paragraph. In addition to the Issuers’ rights to redeem Notes as set forth above, the Issuers may at any time and from time to time purchase Notes in open-market transactions, tender offers, privately negotiated purchases or otherwise.

SECTION 1103. Applicability of Article.

Redemption of Notes at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1104. Election To Redeem; Notice to Trustee.

The election of the Issuers to redeem any Notes pursuant to Section 1101 above shall be evidenced by a Company Order. In case of any redemption at the election of the Issuers, the Issuers shall, at least 35 days prior to the Redemption Date fixed by the Issuers (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1105.

SECTION 1105. Selection by Trustee of Notes To Be Redeemed.

If less than all of the Notes are to be redeemed or repurchased at any time, selection of such Notes for redemption or repurchase, will be made by the Trustee in compliance with the requirements of the principal national securities exchange and DTC procedures, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata pass-through distribution of principal basis or by lot or such similar method in accordance with the procedures of DTC; provided that no Notes of $150,000 or less shall be repurchased or redeemed in part.

Notices of repurchase or redemption shall be mailed by first class mail, postage prepaid, at least 10 but not more than 60 days before the repurchase date or Redemption Date to each Holder to be repurchased or redeemed at such Holder’s registered address. If any Note is to be repurchased or redeemed in part only, any notice of repurchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be repurchased or redeemed.

A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note repurchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the repurchase date or Redemption Date, unless the Issuers default in payment of the repurchase price or Redemption Price, interest shall cease to accrue on Notes or portions thereof repurchased or called for redemption.

SECTION 1106. Notice of Redemption.

Notice of redemption shall be given in the manner provided for in Section 106 not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder to be redeemed. Except as set forth in Section 1101(g), notices of redemption may not be conditional.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price and the amount of accrued interest to, but excluding, the Redemption Date payable as provided in Section 1108, if any,

(3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

(4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to, but excluding, the Redemption Date payable as provided in Section 1108) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,

(6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7) the name and address of the Paying Agent,

(8) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(9) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes,

(10) the paragraph of the Notes pursuant to which the Notes are to be redeemed; and

(11) any condition to such redemption.

Notice of redemption of Notes to be redeemed at the election of the Issuers shall be given by the Issuers or, at the Issuers’ request, upon notice to the Trustee of at least 35 days prior to such Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) by the Trustee in the name and at the expense of the Issuers.

SECTION 1107. Deposit of Redemption Price.

On or before 10:00 a.m. New York City time on the Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if the Issuers are acting as their own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest, if any, on, all the Notes which are to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on, all Notes to be redeemed or purchased.

SECTION 1108. Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest to, but excluding, the Redemption Date) (except as provided in Section 1101(f)), and from and after such date (unless the Issuers shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuers at the Redemption Price, together with accrued interest to, but excluding, the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

SECTION 1109. Notes Redeemed in Part.

Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Issuers maintained for such purpose pursuant to Section 1002 (with, if the Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE TWELVE

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201. Issuers’ Option To Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option by Board Resolution of each Issuer, at any time, with respect to the Notes, elect to have either Section 1202 or Section 1203 applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Twelve.

SECTION 1202. Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 1201 of the option applicable to this Section 1202, the Issuers shall be deemed to have been discharged from its respective obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 1204 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1205 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, solely out of the trust described in Section 1204, (B) the Issuers’ obligations with respect to such Notes under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the obligations of the Issuers in connection therewith and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Issuers may exercise their option under this Section 1202 notwithstanding the prior exercise of their option under Section 1203 with respect to the Notes.

SECTION 1203. Covenant Defeasance.

Upon the Issuers’ exercise under Section 1201 of the option applicable to this Section 1203, the Issuers shall be released from their respective obligations under any covenant contained in Sections 801, 802 and in Sections 1005, 1006, 1007, 1009 through 1018 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuers, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(3), 501(4) and 501(5) and, with respect to only any Significant Subsidiary and not the Issuers, Section 501(6), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 1204. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 1202 or Section 1203 to the Outstanding Notes:

(1) The Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the Holders of such Notes; (A) cash in U.S. dollars, or (B) Government Securities, or (C) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment banking firm, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable); provided that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such Government Securities to said payments with respect to the Notes; provided, further, that with respect to any redemption pursuant to Section 1101(b), the amount deposited shall be sufficient to the extent that an amount is deposited with the Trustee equal to the amount calculated under Section 1101(b) as of the date of the notice of redemption, provided, further, that the Issuers shall deposit any Applicable Premium Deficit with the Trustee on or prior to the Redemption Date and shall simultaneously deliver to the Trustee an Officer’s Certificate which shall set forth the Applicable Premium Deficit and confirm that such Applicable Premium Deficit shall be applied toward such redemption. Before such a deposit, the Issuers may give to the Trustee, in accordance with Section 1104 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A) the Issuers has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B) since the issuance of the Notes, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the Outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default with respect to the Outstanding Notes (other than that resulting from borrowing funds to be applied to make such deposit or the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture) to which, a Co-Issuer is a party or by which a Co-Issuer is bound (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith); and

(6) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 1205. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all cash and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the “Trustee”) pursuant to Section 1204 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money or Government Securities need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon Company Request any money or Government Securities held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

SECTION 1206. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 1205 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Outstanding Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 1205; provided, however, that if the Issuers make any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE THIRTEEN

NOTE GUARANTEES

SECTION 1301. Guarantee.

(a) Each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) Each Guarantor hereby agrees that its obligations hereunder will be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes or this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, Trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 5 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor, if any, so long as the exercise of such right does not impair the rights of the Holders under this Note Guarantee.

SECTION 1302. Limitation on Guarantor Liability.

The Note Guarantee by the Guarantor will be limited to an amount not to exceed the maximum amount that can be guaranteed by the Guarantor without rendering the Note Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 1303. Release of Guarantor.

In the event of:

(a) a sale or other transfer or disposition of all of the Capital Stock in such Guarantor to any Person that is not an Affiliate of an Issuer in compliance with the terms of this Indenture;

(b) a sale or other transfer, by way of merger, consolidation or otherwise, of all or substantially all the assets or Capital Stock of such Guarantor to a Person that is not an Affiliate of an Issuer in compliance with the terms of this Indenture;

(c) the release or discharge of such Guarantor from its guarantee of all Indebtedness under the Revolving Credit Agreements and the Existing Notes (or any Indebtedness that refinances or replaces the Revolving Credit Agreements and Existing Notes) (including by reason of the termination of all Revolving Credit Agreements, Existing Notes or such Indebtedness (other than in connection with a refinancing of the Revolving Credit Agreements, Existing Notes or such Indebtedness)); or

(d) the Issuers exercising their legal defeasance option or covenant defeasance option pursuant to Article Twelve,

then, without any further action on the part of the Trustee or any Holder, such Guarantor (or the Person concurrently acquiring such assets of such Guarantor) shall be deemed automatically and unconditionally cancelled, released and discharged of any obligations under this Note Guarantee, as evidenced by a supplemental indenture, written instrument or confirmation executed by the Trustee, upon request; provided, however that if evidence of such cancellation, discharge or release is requested to be executed by the Trustee, an Officers’ Certificate and an Opinion of Counsel complying with Section 102 hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

AIRCASTLE LIMITED

By:	/s/ Michael J. Inglese
Name: Michael J. Inglese
Title: Chief Executive Officer

SIGNED for and on behalf of

AIRCASTLE (IRELAND) DESIGNATED ACTIVITY COMPANY

By:	/s/ Sarah Clarkin
Name: Sarah Clarkin
Title: Director

AIRCASTLE ADVISOR LLC, as a Guarantor

By:	/s/ Sarah Clarkin
Name: Sarah Clarkin
Title: Director

[Signature Page to Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Corey J. Dahlstrand
Name: Corey J. Dahlstrand
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[FACE OF NOTE]

AIRCASTLE LIMITED

AIRCASTLE (IRELAND) DESIGNATED ACTIVITY COMPANY

5.000% Senior Note due 2031

CUSIP No.[1]
ISIN No.[2]

No.

$

AIRCASTLE LIMITED, an exempted company incorporated under the laws of Bermuda (“Parent,” which term includes any successor Person under the Indenture hereinafter referred to) and AIRCASTLE (IRELAND) DESIGNATED ACTIVITY COMPANY, a designated activity company incorporated under the laws of Ireland (“AIDAC,” which term includes any successor Person under the Indenture hereinafter referred to, and together with Parent, the “Issuers”), for value received, promise to pay to          , or its registered assigns, the principal sum of      Dollars ($    ), on May 15, 2031.

Interest Rate:	5.000% per annum.
Interest Payment Dates:	May 15 and November 15 of each year commencing November 15, 2026.
Regular Record Dates:	May 1 and November 1 of each year.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[1]	144A CUSIP: 00929J AD8 / Reg S CUSIP: G01340 AD3
2	144A ISIN: US00929JAD81 / Reg S ISIN: USG01340AD38

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IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their duly authorized officers.

AIRCASTLE LIMITED

By:
Name:
Title:

By:
Name:
Title:

SIGNED for and on behalf of

AIRCASTLE (IRELAND) DESIGNATED ACTIVITY COMPANY

By:
Name:
Title:

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(Form of Trustee’s Certificate of Authentication)

This is one of the 5.000% Senior Notes due 2031 referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated: _______________

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[REVERSE SIDE OF NOTE]

AIRCASTLE LIMITED

AIRCASTLE (IRELAND) DESIGNATED ACTIVITY COMPANY

5.000% Senior Note due 2031

1. Principal and Interest.

The Issuers will pay the principal of the 5.000% Senior Notes due 2031 (the “Notes”) on May 15, 2031.

The Issuers promise to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 5.000% per annum.

Interest will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes) at the close of business on May 15 or November 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing November 15, 2026.

Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 28, 2026; provided that, following the Issue Date, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuers shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

2. Method of Payment.

The Issuers will pay interest (except defaulted interest) on the principal amount of the Notes on each May 15 and November 15 to the Persons who are Holders (as reflected in the Note Register at the close of business on May 1 or November 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Issuers will make payment to the Holder that surrenders this Note to any Paying Agent on or after May 15, 2031.

The Issuers will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the Note Register of Holders; provided that all payments of principal, premium, if any, and interest, if any, with respect to Notes represented by one or more Global Notes registered in the name of or held by Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuers, the Issuers’ office or agency in New York shall be the office of the Trustee maintained for such purpose. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

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3. Paying Agent and Note Registrar.

Initially, the Trustee will act as Paying Agent and Note Registrar. The Issuers may change any Paying Agent or Note Registrar upon written notice thereto. The Issuers may act as Paying Agent, Note Registrar or co-registrar.

4. Indenture; Limitations.

The Issuers issued the Notes under an Indenture, dated as of April 28, 2026 (the “Indenture”), among the Issuers, AALLC and Computershare Trust Company, N.A., as trustee (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are senior unsecured obligations of the Issuers. The Indenture does not limit the aggregate principal amount of the Notes.

5. Redemption.

Optional Redemption. Prior to April 15, 2031 (one month prior to the maturity date of the Notes) (the “Par Call Date”), the Issuers may redeem the Notes at their option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to, but not including, the Redemption Date (the “Applicable Premium”), and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, the Issuers may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the aggregate principal amount of the Notes being redeemed plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date.

The Issuers will be entitled, at its option, to redeem the Notes in whole if at any time it becomes obligated to pay additional amounts on the Notes on the next Interest Payment Date with respect to the Notes, but only if their obligation results from a change in, or an amendment to, the laws or treaties (including any regulations or official rulings promulgated thereunder) of a Relevant Tax Jurisdiction (or a political subdivision or taxing authority thereof or therein), or from a change in any official position regarding the interpretation, administration or application of those laws, treaties, regulations or official rulings (including a change resulting from a holding, judgment or order by a court of competent jurisdiction), that becomes effective and is announced after the Issue Date (or, if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the Issue Date, such later date) and provided the Issuers cannot avoid the obligation after taking reasonable measures to do so. If the Issuers redeem the Notes in these circumstances, it will do so at a Redemption Price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, and any other amounts due to, but excluding, the Redemption Date.

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If the Issuers become entitled to redeem the Notes in these circumstances, they may do so at any time on a Redemption Date of its choice. However, the Issuers must give the Holders being redeemed notice of the redemption not less than 10 days or more than 60 days before the Redemption Date and not more than 90 days before the next date on which they would be obligated to pay additional amounts. In addition, the Issuers’ obligation to pay additional amounts must remain in effect when they give the notice of redemption. Notice of the Issuers’ intent to redeem the Notes shall not be effective until such time as they deliver to the Trustee both a certificate signed by two Officers on behalf of Parent and one Officers on behalf of AIDAC stating that the obligation to pay additional amounts cannot be avoided by taking reasonable measures and an opinion of independent legal counsel or an independent auditor stating that the Issuers are obligated to pay additional amounts because of an amendment to or change in law, treaties or position as described in the preceding paragraph.

In addition to the Issuers’ rights to redeem Notes as set forth above, the Issuers may at any time purchase Notes in open-market transactions, tender offers, privately negotiated purchases or otherwise.

6. Repurchase upon a Change in Control.

Upon the occurrence of a Change in Control Triggering Event, the Holders will have the right to require that the Issuers purchase such Holder’s outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

7. Denominations; Transfer; Exchange.

The Notes are in registered form without coupons, in minimum denominations of $150,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes for redemption under Section 1105 of the Indenture and ending at the close of business on the day of such mailing, (ii) selected for redemption (except the unredeemed portion of any Note being redeemed in part) and (iii) between a Record Date and the next succeeding Interest Payment Date.

8. Persons Deemed Owners.

A registered Holder may be treated as the owner of a Note for all purposes.

9. Unclaimed Money.

If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuers at their written request. After that, Holders entitled to the money must look to the Issuers for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

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10. Discharge and Defeasance Prior to Redemption or Maturity.

Subject to certain conditions, the Issuers at any time shall be entitled to terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or Government Securities for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

11. Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

12. Restrictive Covenants.

The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Liens; (ii) Purchase of Notes upon a Change in Control; and (iii) Amalgamation, Merger, Consolidation or Sale of all or Substantially all Assets.

13. Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

14. Remedies for Events of Default.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the Outstanding Notes may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to Parent or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power.

15. Guarantees.

The Issuers’ obligations under the Notes are fully, irrevocably and unconditionally guaranteed on a senior basis, to the extent set forth in the Indenture, by each of the Guarantors.

16. Trustee Dealings with Issuers.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuers and their respective Affiliates as if it were not the Trustee.

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17. Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Aircastle Limited, c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 401, Stamford, Connecticut 06901, attention of Christopher Beers, Chief Legal Officer and Secretary.

19. GOVERNING LAW.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

_______________________________________________________________________

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: __________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: __________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this Note repurchased by the Issuers pursuant to Section 1016 of the Indenture, check the box below:

☐ Section 1016

If you want to elect to have only part of the Note repurchased by the Issuers pursuant to Section 1016 of the Indenture, state the amount you elect to have repurchased:

$ ________________

Date: __________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: _____________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principa l Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Aircastle Limited

201 Tresser Boulevard, Suite 400

Stamford, CT 06901

Aircastle (Ireland) Designated Activity Company

20 Kildare Street

Dublin 2, Ireland D02 T3V7

Computershare Trust Company, N.A., as Trustee and Registrar

Attn: Corporate Trust Services—DAPS Reorg

1505 Energy Park Drive

St. Paul, MN 55108

Phone: (800) 344-5128

Email: #NACCTDAPSReorg@computershare.com

Re:	5.000% Senior Notes due 2031 (the “Notes”)

Reference is hereby made to the Indenture, dated as of April 28, 2026 (the “Indenture”), among Aircastle Limited, an exempted company incorporated under the laws of Bermuda (“Parent”), Aircastle (Ireland) Designated Activity, a designated activity company incorporated in Ireland (together with Parent, the “Issuers”), Aircastle Advisor LLC, a Delaware limited liability company (“AALLC”), as a Guarantor, and Computershare Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $__________ in such Note[s] or interests (the “Transfer”), to __________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ); or

(ii)	☐ Regulation S Global Note (CUSIP ); or

(iii)	☐ IAI Global Note (CUSIP _______); or

(iv)	☐ Unrestricted Global Note (CUSIP _______); or

(b)	☐ a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK	ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ); or

(iii)	☐ IAI Global Note (CUSIP _______); or

(b)	☐ a Restricted Definitive Note;

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Aircastle Limited

201 Tresser Boulevard, Suite 400

Stamford, CT 06901

Aircastle (Ireland) Designated Activity Company

20 Kildare Street

Dublin 2, Ireland D02 T3V7

Computershare Trust Company, N.A., as Trustee and Registrar

Attn: Corporate Trust Services—DAPS Reorg

1505 Energy Park Drive

St. Paul, MN 55108

Phone: (800) 344-5128

Email: #NACCTDAPSReorg@computershare.com

Re:	5.000% Senior Notes due 2031 (the “Notes”)

(CUSIP )

Reference is hereby made to the Indenture, dated as of April 28, 2026 (the “Indenture”), among Aircastle Limited, an exempted company incorporated under the laws of Bermuda (“Parent”), Aircastle (Ireland) Designated Activity, a designated activity company incorporated in Ireland (together with Parent, the “Issuers”), Aircastle Advisor LLC, a Delaware limited liability company (“AALLC”), as a Guarantor, and Computershare Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $_________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer, Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note, In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States, Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _____________________

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Aircastle Limited

201 Tresser Boulevard, Suite 400

Stamford, CT 06901

Aircastle (Ireland) Designated Activity Company

20 Kildare Street

Dublin 2, Ireland D02 T3V7

Computershare Trust Company, N.A., as Trustee and Registrar

Attn: Corporate Trust Services—DAPS Reorg

1505 Energy Park Drive

St. Paul, MN 55108

Phone: (800) 344-5128

Email: #NACCTDAPSReorg@computershare.com

Re:	5.000% Senior Notes due 2031 (the “Notes”)

Reference is hereby made to the Indenture, dated as of April 28, 2026 (the “Indenture”), among Aircastle Limited, an exempted company incorporated under the laws of Bermuda (“Parent”), Aircastle (Ireland) Designated Activity, a designated activity company incorporated in Ireland (together with Parent, the “Issuers”), Aircastle Advisor LLC, a Delaware limited liability company (“AALLC”), as a Guarantor, and Computershare Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $__________ aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

D-1

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to Parent or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ___________________

D-2

EXHIBIT E

INCUMBENCY CERTIFICATE

The undersigned,     , being the      of      (the “Issuer”), does hereby certify that the individuals listed below are qualified and acting officers of the Issuer as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, COMPUTERSHARE TRUST COMPANY, N.A., as Trustee under the Indenture dated as of     , 20 , by and between, among others, the Issuer and COMPUTERSHARE TRUST COMPANY, N.A..

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the      day of     , 20 .

By:
Name:
Title:

E-1